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                                     [LETTERHEAD]


                                    April 18, 1997


First Interstate BancSystem of Montana, Inc.
401 North 31st Street
Billings, MT 59101

Gentlemen:

    We consent to the use, in the Form S-1 Registration Statement of First Interstate Bancsystem of Montana, Inc. ("FIBM"), relating to the proposed registration of certain common stock of FIBM, of our name and the statement with respect to our firm under the heading "LEGAL OPINIONS" in the Prospectus.

                             CROWLEY, HAUGHEY, HANSON, TOOLE & DIETRICH P.L.L.P.



                             By /s/ Allan Karell
                                ------------------------------------------
                                ALLAN  KARELL




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